TIDAL TRUST III 485BPOS

 Exhibit 99.(p)(xv)

USCF ADVISERS, LLC

Compliance Policies and Procedures Manual

Current as of August 28, 2024

Adopted:	September 11, 2014

Amended:	August 10, 2015 December 7, 2018 April 29, 2022

January 6, 2023

March 15,2024

August 28, 2024

APPENDIX E

USCF ADVISERS LLC AND
USCF ETF TRUST

CODE OF ETHICS
SEC Rule 17j-1 Personal Investment Activities of
Investment Company Personnel

1.	Introduction

The Securities and Exchange Commission (the “SEC”) requires registered investment advisers to adopt codes of ethics. Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 impose separate code of ethic requirements that apply to the Adviser’s personnel, which includes Access persons, Advisory Persons, Investment Personnel and Supervised persons, each as defined below in “Definitions”. The Acts set forth minimum standards of conduct of ethical behavior expected of Advisory Persons where conflicts of interest may arise from the personal trading of Advisory Persons. The Acts are designed to promote compliance with fiduciary standards by the Adviser and its Investment Personnel.

The Adviser and USCF ETF Trust adopt the code of ethics set forth below (the “Code”).

2.	Definitions

(a)	“Acts” mean the Investment Advisers Act of 1940 together with the Investment Company Act of 1940.

(b)	“Access person” means any director, trustee, officer, or other Advisory Persons of the Trust or of the Adviser.

(c)	“Adviser” means USCF Advisers LLC.

(d)	“Advisory Person” means (i) any director, trustee, officer, or employee of the Trust or the Adviser (or of any company in a control relationship to a Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) any natural person in a control relationship to a Fund or the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of covered securities by a Fund; and (iii) any supervised person of the Adviser (A) who is involved in making securities recommendations for a Fund, or (B) who has access to such recommendations that are nonpublic, access to nonpublic information regarding a Fund’s purchase or sale of securities, or access to nonpublic information regarding the portfolio holdings of a Fund.

(e)	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(f)	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. An access person may be deemed to have beneficial ownership of securities owned by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the access person can share in any profit from the securities. Securities are beneficially owned by a person if they are held by a family member sharing the same household, by a corporation controlled by the access person, or by certain trusts of which the access person is a trustee, beneficiary or settlor.

(g)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. In general, a person is presumed to control a company if he or she beneficially owns, directly or indirectly, more than 25% of the voting securities of the company, and a natural person is presumed not to be controlled by any other person.

(h)	“Covered security” means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include:

(1)	Direct obligations of the Government of the United States;

(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)	Shares issued by open-end registered investment companies other than the Funds.

(i)	“Discretionary Account” is an account: (a) for which an Access person has granted a trustee or a discretionary third party manager investment authority over the account; and (b) over which the Access person has no direct or indirect influence or control with respect to purchases or sales of securities or allocations of investments (e.g., the holder does not make security recommendations to the third party).

(j)	“Fund” (collectively the “Funds”) means each series or portfolio of the Trust.

(k)	“Independent trustee” means a trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make a report under Section 4 of this Code solely by reason of being a trustee of the Trust.

(l)	“Initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(m)	“Investment Personnel” of the Funds or the Adviser means: (i) any employee of the Funds or the Adviser (or of any company in a control relationship to the Funds or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and (ii) any natural person who controls the a Fund or the Adviser and who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

(n)	“Limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of such Act or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(o)	“Portfolio manager” means the person (or one of the persons) primarily responsible for the day-to-day management of any Fund.

(p)	“Purchase or sale of a covered security” includes, among other things, the writing of an option to purchase or sell a covered security.

(q)	“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

(r)	“Trust” means the USCF ETF Trust.

3.	Statement of General Fiduciary Principles

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

●	The interests of Fund shareholders must be placed first at all times;
●	All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;
●	Trust and Adviser personnel should not take inappropriate advantage of their positions; and
●	Such personnel should comply with all applicable Federal Securities Laws.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Trust or Adviser personnel from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders.

4.	Substantive Restrictions on Personnel Investing Activities

(a)	Blackout Periods

(1)	No access person shall execute a securities transaction on a day during which, to his knowledge, any Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

(2)	No portfolio manager of a Fund shall buy or sell a security within at least seven calendar days before and after the Fund trades in that security.

(b)	Initial Public Offerings and Limited Offerings

Investment Personnel of the Adviser or of any Fund must obtain approval from the Chief Compliance Officer of the Trust or Adviser, or his/her designee, before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

(c)	Transactions in Fund Shares

All Access Persons must obtain pre-approval by submitting a request to either the Chief Compliance Officer or Chief Legal Officer, prior to purchasing or selling any shares in a Fund. Each approval for a transaction shall be valid on the day approval is received by the Access Person through the end of the following business day financial markets are open for trading. If such Access Person’s order has not been executed in the market at the end of this period, the approval expires, and a new request must be submitted.

To avoid any possible appearance of a conflict of interest, an Access Person’s request for pre-approval to purchase/sell shares of a Fund may be denied if: (1) there is a pending purchase by or sale of the Fund’s shares from another Fund that is being transacted under Rule 12d1-4 under the Investment Company Act, and (2) any other reason(s) identified by the Chief Compliance Officer or the Chief Legal Officer.

5.	Reporting

(a)	Initial Holdings Reports

(1)	Except as otherwise provided below, every access person shall report to the Chief Compliance Officer of the Trust or Adviser, or his/her designee, no later than 10 days after the person becomes an access person, the following information current as of a date no more than 45 days prior to the date the person becomes an access person:

(A)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(B)	The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(C)	The date that the report is submitted by the access person.

(2)	An independent trustee of the Trust need not make an initial holdings report.

(b)	Quarterly Transaction Reports.

(1)	Except as otherwise provided below, every access person shall report to the Chief Compliance Officer of the Trust or Adviser, or his/her designee, no later than 30 days after the end of each calendar quarter, the following information:

(A)	With respect to transactions during the quarter in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(i)	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the covered security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the access person.

(B)	With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)	The name of the broker, dealer or bank with whom the access person established the account;

(ii)	The date the account was established; and

(iii)	The date that the report is submitted by the access person.

(2)	An independent trustee of the Trust need only report a transaction in a covered security in a quarterly transaction report if such independent trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15-day period immediately before or after the date of the transaction by the independent trustee, such covered security was purchased or sold by a Fund or was being considered by the Adviser or the applicable Fund for purchase or sale by the Fund.

(3)	An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer of the Trust or Adviser, or his/her designee, with respect to the access person during the applicable time period, provided that all of the information required by Section 4(b)(1) is contained in the broker trade confirmations or account statements, or in the records of the Adviser orthe applicable Fund.

(c)	Annual Holdings Reports

(1)	Except as otherwise provided below, not later than August 14 of each year, every access person shall report to the Chief Compliance Officer of the Trust or Adviser, or his/her designee, the following information (which must be current as of June 30 of such year).

(A)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

(B)	The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(C)	The date that the report is submitted by the access person.

(2)	An independent trustee of need not make an annual holdings report.

(d)	Disclosure Requirements for Discretionary Accounts

To the extent an Access Person has demonstrated to the satisfaction of the Chief Compliance Officer that an account is a Discretionary Account, the Chief Compliance Officer may, in his or her sole discretion, exempt such account from any pre-clearance and reporting requirements set forth herein. No Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Discretionary Accounts.

All access persons who maintain Discretionary Accounts are required to disclose the following to the Chief Compliance Officer:

●	Account Owner Name.

●	Account Number.

●	Name and Contact Information of the trustee or discretionary third party manager.

●	The trustee’s or discretionary third party manager’s firm; and

●	Description of the Access Person’s relationship to the trustee or discretionary third party Manager, if any, including any affiliation or family relationship that may exist between the Access Person and the person or firm managing the account.

In addition, all access persons with Discretionary Accounts will be required to provide the Chief Compliance Officer with:

●	A notification within 10 days of opening a new Discretionary Account (Exhibit A); and

●	An annual attestation to be completed by the access person for any accounts that are being excluded on the basis that they are Discretionary Accounts (Exhibit B).

The Chief Compliance Officer Compliance may require the provision of account statements for all Discretionary Accounts periodically to facilitate oversight and monitoring of such accounts.

I

(e)       Other Exceptions

An access person need not make a transaction report under Section 4(b) with respect to purchases of covered securities that are part of an automatic investment plan.

(f)	Disclaimer

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

6.	Administration of the Code of Ethics

(a)	General Rule

The Trust and the Adviser must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

(b)	Distribution to and Acknowledgement by Investment Personnel

All Investment Personnel and supervised persons will be provided with a copy of the Code and any amendments and will be required to sign a written acknowledgement of their receipt oIhe Code and any amendments.

(c)	Written Report to Board of Trustees

No less frequently than annually, the Trust and the Adviser must furnish to the board of trustees, and the board must consider, a written report that:

(1)	Describes any issues arising under the Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(2)	Certifies that the Trust and the Adviser has adopted procedures reasonably necessary to prevent access persons from violating the Code.

(d)	Reporting of Violations

All employees of the Trust and supervised persons of the Adviser must promptly report any violations of the Code to the Chief Compliance OffiI of the Trust and the Adviser.

(e)	Sanctions

Upon discovering a violation of this Code, the Trust or the Adviser, as the case may be, may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

USCF ADVISERS LLC AND
USCF ETF TRUST

1850 Mt. Diablo Blvd, Suite 640
Walnut Creek, CA 94596

Acknowledgment Regarding
Code of Ethics

This acknowledgment is to be signed and returned to the Chief Compliance Officer and will be retained as part of your permanent personnel file.

I have received a copy of the Code of Ethics of USCF ADVISERS LLC and USCF ETF TRUST (the “Code”). I have read the Code and understand that it contains the expectations of USCF ADVISERS LLC and USCF ETF TRUST regarding ethical conduct. During the year ended 202__, I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest. During such year, I have complied with the Code in all other respects. I also understand that the Code is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment or retention.

Name (Printed)

Signature

Date

The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the USCF ADVISERS LLC and USCF ETF TRUST–Code of Ethics.

Exhibit A - Discretionary Accounts Initial Notification Form

I have retained a trustee or third party manager (the “Manager”) to manage the following accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Number	Relationship to Manager (independent professional, friend, relative, etc.)

☐	I acknowledge and certify that:

1.	I will have no direct or indirect influence or control over the Accounts.
2.	If my control over the Accounts should change in any way, I will immediately notify the Chief Compliance Officer in writing of such change and will provide any required information regarding holdings and transactions in the Accounts.
3.	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Chief Compliance Officer.
4.	I will not suggest that the Manager make any particular purchases or sales of securities for the Accounts.
5.	I will not direct the Manager to make any particular purchases or sales of securities for the Accounts; and
6.	I will not consult with the Manager as to the particular allocation of investments to be made in the Accounts.

I certify and acknowledge that the information in this form is true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

Name:	Signature:

Date:

Exhibit B - Discretionary Accounts Annual Disclosure Form

1.   PLEASE CHECK THE APPROPRIATE BOX:

☐	I have no Discretionary Accounts (e.g., accounts over which I have no direct or indirect influence or control);

OR

☐	I have retained a trustee or third party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Number	Relationship to Manager (independent professional, friend, relative, etc.)

☐	I acknowledge and certify that:

1.	I have no direct or indirect influence or control over the Accounts.
2.	If my control over the Accounts should change in any way, I will immediately notify the Chief Compliance Officer in writing of such change and will provide any required information regarding holdings and transactions in the Accounts.
3.	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Chief Compliance Officer.
4.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period covered by this report.
5.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period covered by this report.
6.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this report; and
7.	I will contact the Chief Compliance Officer immediately in the event that a non-discretionary or fully managed account over which I have direct or indirect beneficial ownership is opened.

I certify and acknowledge that the information in this form is true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

SIGNATURE:

NAME:

DATE: